UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant  [x]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[x]	Definitive Additional Materials
[ ]	Soliciting Material under §240.14a-12

FuelCell Energy, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[x]	No fee required.
[ ]	Fee paid previously with preliminary materials.
[ ]	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

On May 18, 2023, the following information was sent via text message to certain beneficial owners owning 1,000 shares or more of FuelCell Energy, Inc.’s common stock who, as of May 18, 2023, have not voted their shares according to the records of FuelCell Energy, Inc.

Hi {fname}! This is {agent_first_name} with Alliance Advisors, on behalf of your investment with FuelCell Energy, Inc. and the Board of Directors. Our attempts to reach you have been unsuccessful. To review the meeting proposals please click the following link.

https://www.sec.gov/Archives/edgar/data/886128/000155837023001530/fcel-20230406xdef14a.htm

To prevent any additional mailings or phone calls, please contact us at 1-888-490-5067, or vote using the link below.

Individual Link here

The individual voting link for each beneficial owner was a unique URL linked to their account that led to a voting website hosted by Alliance Advisors:

FuelCell Energy

Your Board Of Directors Unanimously Recommends That Stockholders Vote FOR All Of The Proposals On The Agenda.

- 1.a Election of Directors: James H. England.
- 1.b Election of Directors: Jason Few.
- 1.c Election of Directors: Matthew F. Hilzinger.
- 1.d Election of Directors: Natica von Althann.
- 1.e Election of Directors: Cynthia Hansen.
- 1.f Election of Directors: Donna Sims Wilson.
- 1.g Election of Directors: Betsy Bingham.
- 2. To ratify the selection of KPMG LLP as FuelCell Energy, Inc.'s independent registered public accounting firm for the fiscal year ending October 31, 2023.
- 3. To approve the amendment and restatement of the FuelCell Energy, Inc. 2018 Employee Stock Purchase Plan.
- 4. To approve the amendment and restatement of the FuelCell Energy, Inc. Second Amended and Restated 2018 Omnibus Incentive Plan.
- 5. To approve the amendment of the FuelCell Energy, Inc. Certificate of Incorporation, as amended, to increase the number of authorized shares of common stock of FuelCell Energy, Inc. from 500,000,000 shares to 1,000,000,000 shares.
- 6. To approve, on a non-binding advisory basis, the compensation of FuelCell Energy, Inc.'s named executive officers as set forth in the "Executive Compensation" section of the Proxy Statement.
- 7. To vote, on a non-binding advisory basis, on the frequency with which future advisory votes on the compensation of FuelCell Energy, Inc.'s named executive officers will be conducted.

Would You Like To Vote?

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If YES is selected:

If Yes is selected:

If a stockholder does not want to vote along with the recommendation of the Board of Directors, they are given the option to vote on each proposal separately using radio buttons:

4. To approve the amendment and restatement of the FuelCell Energy, Inc. Second Amended and Restated 2018 Omnibus Incentive Plan	For Against Abstain	◉ ○ ○
5. To approve the amendment of the FuelCell Energy, Inc. Certificate of Incorporation, as amended, to increase the number of authorized shares of common stock of FuelCell Energy, Inc. from 500,000,000 shares to 1,000,000,000 shares	For Against Abstain	◉ ○ ○
6. To approve, on a non-binding advisory basis, the compensation of FuelCell Energy, Inc.'s named executive officers as set forth in the "Executive Compensation" section of the Proxy Statement	For Against Abstain	◉ ○ ○
7. To vote, on a non-binding advisory basis, on the frequency with which future advisory votes on the compensation of FuelCell Energy, Inc.'s named executive officers will be conducted	Abstain 1 Year 2 Years 3 Years	○ ◉ ○ ○

Enter your Email Address to receive voting confirmation: Your Email for an email receipt

Click SUBMIT VOTE after making your selection.

SUBMIT VOTE

If a stockholder is not interested in voting: